Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO THE CUSTODY AGREEMENT

This Amendment No. 1 to the Custody Agreement, dated as of August 13, 2012 (this “Amendment”), is made and entered into as of July 23, 2015 by and among Business Development Corporation of America, a Maryland corporation (the “Company”) and U.S. Bank National Association, as custodian, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the Company and the Custodian are parties to the Custody Agreement, dated as of August 13, 2012 (the “Agreement”); and

WHERAS, the Company and the Custodian desire to amend the Agreement as set forth in greater detail below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Custodian for themselves and their respective successors and permitted assigns, hereby agree as follows:

1. Section 8.1 of the Agreement is hereby amended and replaced in its entirety with the following:

8.1 Fees. The Custodian shall be entitled to compensation for its services as follows. Prior to the date Business Development Corporation of America II (“BDCA II”) meets its “minimum offering requirement” (as that term is used in BDCA II’s prospectus dated September 8, 2014 as filed with the U.S. Securities and Exchange Commission), the Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the terms of that certain fee letter dated May 23, 2012 between the Company and the Custodian. One BDCA II has met its minimum offering requirement, the Custodian shall be compensated for providing the services in accordance with the terms of that certain fee letter dated October 3, 2014, between the Company and the Custodian.

2. Governing Law. This Amendment shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of The Commonwealth of Massachusetts for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern.

3. Counterparts. This Amendment may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both Parties need not sign the same counterpart.

[Signature page follows]

EXECUTION VERSION

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

COMPANY:

Business Development Corporation of America

By:	/s/ Peter M. Budko
Name:	Peter M. Budko
Title:	Chairman and Chief Executive Officer

CUSTODIAN:

U.S. Bank National Association

By:	/s/ Jeffrey B. Stone
Name:	Jeffrey B. Stone
Title:	Vice President